Exhibit 99.1

CHANGE OF CONTROL SEVERANCE AGREEMENT

THIS CHANGE OF CONTROL SEVERANCE AGREEMENT (this “Agreement”), is made this 27th day of May, 2005, by and between ENCORE MEDICAL CORPORATION, a Delaware corporation, with its principal office located at 9800 Metric Blvd., Austin, Texas 78758, (the “Company”), and      , an individual resident at      (the “Employee” or the “Executive”).

WHEREAS, the Executive is employed by the Company as its       pursuant to an employment agreement dated      (such employment agreement as it may be amended or supplemented from time to time and any successor agreement being referred to as the “Employment Agreement”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the Chief Executive Officer of the Company entering into severance agreements with key executives of the Company; and

WHEREAS, the Executive is a key executive of the Company and has been selected by the Chief Executive Officer of the Company to be offered a severance agreement; and

WHEREAS, the Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his employment and to maximize the value of the Company upon a Change in Control, as defined herein, for the benefit of the Company’s shareholders; and

WHEREAS, in order to provide Executive with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change in Control, the Board believes that it is imperative to provide Executive with certain severance benefits upon Executive’s termination of employment following a Change in Control; and

WHEREAS, the Executive is willing to give the Company such assurances and to enter into the other covenants contained in this Agreement; and

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Cause” shall have the same meaning as “discharge for cause” as defined in Section 1.5.2 of the Employment Agreement as well as including (i) the felony conviction of Executive which the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, (ii) any willful and material breach of the Company’s Business Ethics Policy and Code of Conduct or Code of Ethics for the Chief Executive Officer and Senior Executive and Financial Officers, and (iii) the repeated violation by the Executive of his obligations under this Agreement which are demonstrably willful and deliberate on the part of the Executive and which are not redeemed in a reasonable period of time after receipt of written notice from the Company.

(b) “Change in Control” means any of the following events:

(i) the acquisition by any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, of “beneficial ownership” (as defined in Rule 13d-3 under such Act) of shares of capital stock or other voting securities of the Company that have more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities;

(ii) the sale or other disposition by the Company to an unrelated third party of all or substantially all of the Company’s assets;

(iii) the approval by the shareholders of the Company of a plan of complete liquidation of the Company;

(iv) the consummation of a reorganization, merger, or consolidation involving the Company if as a result of such transaction persons who were shareholders of the Company immediately before the reorganization, merger or consolidation do not immediately thereafter own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the reorganized, merged or consolidated Company or such surviving entity outstanding immediately after such merger or consolidation; or

(v) the failure for any reason of individuals who constitute the Incumbent Board to continue to constitute at least a majority of the Board.

(c) “Disability” means the total and permanent inability of the Executive due to illness, accident or other physical or mental incapacity to perform the usual duties of his employment under the Employment Agreement for a substantially continuous period of one hundred eighty (180) days or more, as determined by a physician selected by the Company and acceptable to the Executive or the Executive’s legal representative (which agreement as to acceptability will not be unreasonably withheld).

(d) “Good Reason” means any of the following:

(i) without the Executive’s express written consent, the assignment, without a good business reason, to the Executive of any duties inconsistent in any respect with the Executive’s position (including status, offices, perquisites, titles and reporting requirements), authority, duties or responsibilities contemplated by the Employment Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof from the Executive;

(ii) without the Executive’s express written consent, the reduction in (A) Executive’s Base Salary, (B) Executive’s target bonus or (C) the overall level of the Executive’s compensation as in effect immediately prior to such reduction;

(iii) without the Executive’s express written consent, a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that Executive’s overall benefits package is significantly reduced;

(iv) without the Executive’s express written consent, the Company’s requiring the Executive to be based at any office or location other than the Company’s executive offices in the Austin, Texas SMSA, except for travel reasonably required in the performance of the Executive’s responsibilities;

(v) without the Executive’s express written consent, any significant increase in the travel requirements of the Executive’s position; for the purposes of this clause (v) a “significant” increase would include any circumstances under which the Executive has been or, it is reasonably expected that Executive will be, required, during any six-month period (prospectively or retrospectively), to spend the greater of (A) thirty (30) nights away from home, or (B) more than twice the number of nights away from home as were necessary during the previous six (6)-month period; or

(vi) an inability on the part of the Executive to carry out the duties of his position in good faith as a result of a major disagreement between the Executive and other executives of the Company who have been appointed after a Change of Control concerning strategic or policy issues affecting the Company or its business as a whole.

(vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 7.

(e) “Incumbent Board” means directors who either (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative vote of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (b)(i), (b)(ii), (b)(iii), or (b)(iv) of this Section, or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

2. Termination Payments.

(a) Termination of employment. If any Change of Control of the Company occurs after the date of this Agreement and subsequently, on or before the third anniversary of such Change of Control, the Executive’s employment by the Company or its successor in interest is terminated

(i) by the Company or its successor in interest for any reason other than (A) for Cause, or (B) because of the Executive’s death or Disability, or

(ii) by the Executive for Good Reason,

(a “Termination Event”) then the Executive will be entitled to receive, and the Company will pay or provide, the benefits set forth in subsection (b) below.

(b) Severance benefits. Upon the occurrence of a Termination Event described in subsection (a) above then, in addition to the performance of its obligations under the Employment Agreement (but in the case of amounts payable under clauses (i) and (ii) without duplication of any similar payments then due and payable under the Employment Agreement):

(i) The Company will pay to the Executive within thirty (30) days after the Termination Event an amount equal to the sum of:

(A) the amount of any bonus, payable in cash only, notwithstanding the terms of any bonus plan, with respect to any year that has then ended which was or would have accrued to the Executive under any bonus plan then in effect but which has not yet been paid to him, plus

(B) his highest full base annual salary in effect within one (1) year of the Termination Event, plus

(C) an amount, payable in cash only notwithstanding the terms of any bonus plan, equal to the product of (aa) the average of the bonus paid or payable to the Executive for the two preceding years (whether same was paid in cash or its equivalent value) multiplied by (bb) a fraction of which the numerator is the number of weeks that have elapsed in the then current year through the date of termination and the denominator is fifty-two (52), plus

(D) an amount equal to the product of (aa) the number of unused vacation days accrued by the Executive through the date of termination multiplied by (bb) a fraction the numerator of which is the Executive’s highest base salary in effect within one (1) year of the Termination Event and the denominator of which is two hundred fifty (250);

(ii) The Company will contribute in cash to any retirement or saving plan in which the Executive is participating, within thirty (30) days after the date of termination, the maximum amount which the Company is permitted to contribute based on the payments made pursuant to paragraph (i) above;

(iii) The Company will pay in cash to the Executive within thirty (30) days after the date of termination a severance payment in an amount equal to the sum of

(A)	two hundred ninety-nine percent (299%) of his full base annual salary at the highest rate in effect within one (1) year of the Termination Event, plus

(B)	two hundred ninety-nine percent (299%) of the average bonus paid or payable to him for the two (2) preceding years (whether same was paid in cash or its equivalent value);

provided that if the amount payable by the Company to the Executive under this clause (iii), without regard to any other payments or benefits payable to the Executive under this Agreement or the Employment Agreement, would constitute an “excess parachute payment” for the purposes of Sections 280G and 4999 of the Internal Revenue Code then the amount payable by the Company under this Section 2(b)(iii) as a severance benefit will be “grossed up” by the amount necessary in order to reimburse Executive for any taxes due as a result of such an “excess parachute payment” as per Section 5 hereof.

(iv) The Company will amend or revise all stock option plans and restricted stock awards to which the Executive is a party, or grant appropriate waivers of any restrictions contained in such plans and awards, so as to remove all restrictions upon the exercise by the Executive of such options or upon the ability of the Executive to sell any shares of stock that are subject to any such options or awards. As part of such amendments or revisions, the Company will accelerate the vesting period for Executive to an immediate one hundred (100%) and shall allow the Executive the option to exercise his options or stock awards either (A) within ninety (90) days of his effective termination date and have such option remain, if already so classified, as an incentive stock option, or (B) before the termination of the original option or stock award period and have such options be converted automatically into non-qualified stock options for purposes of the Internal Revenue Code.

(v) The Company will maintain for the benefit of the Executive such policy of liability insurance, providing protection to him as an officer, director, agent or employee of the Company or its subsidiaries, as may from time to time be purchased by the Company for officers and directors generally as authorized by or in furtherance of the indemnification provisions contained in the Company’s Certificate of Incorporation or Bylaws. Neither the insurance nor the Executive’s right to indemnification thereunder may be canceled by the Company without his permission for a period of five years following the date of termination under this Agreement; provided, however, that the Company may obtain a substitute insurance policy as long as the rights of indemnity to the Executive are at least equivalent to the most favorable rights provided under the policy in effect immediately prior to the date of termination.

(vi) For a period of eighteen (18) months commencing on the date of termination, the Company will continue to make available to the Executive and Executive’s spouse and dependents covered under any group health plans of the Company on the date of such termination of employment the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the Executive or such covered dependents on the date immediately preceding the date of the Executive’s termination; provided, however, that (A) the Executive constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; and (B) the Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA.

(c) Duty to mitigate. The Executive shall have no duty to mitigate, whether by seeking other employment or otherwise, any loss or damage suffered by him as a result of any failure by the Company to make any payment, or provide any benefit, to him under this Section 2.

3. Agreements of Executive.

The Executive covenants and agrees as follows:

(a) Provision of services when Change of Control is threatened. If any person begins a tender or exchange offer for voting securities of the Company, or circulates a proxy to shareholders of the Company or takes any other action for the purposes of effecting a Change of Control of the Company, then notwithstanding the terms of the Employment Agreement or any other agreement between the Executive and the Company the Executive will not voluntarily leave the employment of the Company and will render the services contemplated in the recitals to this Agreement until either (i) such person has abandoned or terminated his efforts to effect a Change of Control or (ii) three (3) months have elapsed since the date on which a Change of Control has occurred.

(b) Noncompetition. Without limiting the terms of any similar provision in the Employment Agreement or any other agreement between the Executive and the Company, if the Executive’s employment with the Company is terminated under any circumstances that entitle the Executive to receive the payments and other benefits provided in Section 2, then for a period of one (1) year from the Termination Event the Executive will not:

(i) have any interest in, whether as proprietor, officer, director or otherwise (but excluding an interest by way of employment only),

(ii) act as an agent, broker or distributor for, or as an adviser or consultant to,

(iii) be employed in any senior managerial or executive position by any corporation, partnership, limited liability company or other business organization in which he has responsibility for,

any business (regardless of the form in which such business is conducted) which is engaged, or which he reasonably expects to become engaged, in the business of designing, manufacturing, distributing or selling orthopedic medical devices in the United States; provided that the ownership by the Executive of not more than two percent (2%) of the shares of any publicly traded corporation or twenty percent (20%) of a privately held company shall not constitute a violation of this subsection (b).

(c) Publications by Executive. Without limiting the terms of any similar provision in the Employment Agreement or any other agreement between the Executive and the Company, if the Executive’s employment with the Company is terminated under any circumstances that entitle the Executive to receive the payments and other benefits provided in Section 2, then

(i) the Executive will refrain from any defamation, libel or slander of the Company, its officers, directors, emloyees or any of its affiliates, and

(ii) for a period of one (1) year from the Termination Event the Executive will not without the prior written permission of the Company write or publish, or assist in the writing or publication of, any books, articles or other materials that would materially and adversely affect the interests of the Company or its affiliates.

(d) Remedies. The Executive acknowledges that any violation of this Section may cause irreparable harm to the Company, and that damages are not an adequate remedy, and the Executive therefore agrees that the Company shall be entitled to an injunction by any appropriate court in the appropriate jurisdiction, enjoining, prohibiting and restraining the Executive from the continuance of any such violation, in addition to any monetary damages which might occur by reason of the violation of this Agreement.

(e) Independent. The covenants set forth in the foregoing subsections (a), (b), (c), and (d) shall be deemed and shall be construed as separate and independent covenants, and should any part or provision of such covenants be held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness, or unenforceability shall in no way render invalid, void, or unenforceable any other part or provision thereof or any separate covenant not declared invalid, void, or unenforceable. This Agreement shall in that case be construed as if the void, invalid or unenforceable provisions were omitted.

4. Notice of Termination.

Any termination of the Executive’s employment by the Company or its successor in interest or by the Executive shall be communicated by a written notice of termination to the other party, and shall, if appropriate, specify the provision of this Agreement or the Employment Agreement relied upon and shall set forth in reasonable detail the circumstances claimed to provide a basis for termination. The date of termination shall be the date on which the notice of termination is delivered to the Company if given by the Executive or thirty (30) days after the date of the notice of termination if given by the Company. All applicable benefits to Executive hereunder shall be triggered if said notice of termination is given within the three (3)-year period specified in Section 2(a) hereof.

5. Excess Parachute Payments.

(a) If any federal excise tax is imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (an “Excise Tax”) on the Executive with respect to any payments or benefits provided under Section 2, the Company hereby agrees, subject to the exceptions and limitations set forth below, to pay the Executive such additional amount (the “Additional Amount”) as is necessary to cause the Executive to realize the same net amount after the imposition of all federal income tax, estate tax and Excise Tax imposed on payments and benefits under Section 2 (and on such Additional Amount payable under this Section 5) that he would have realized had such federal income tax, estate tax and Excise Tax not been imposed upon him with respect to such payments and benefits under Section 2 and this Section 5; provided, however, that no such Additional Amount shall be due with respect to

(i) any penalties, interest, or similar charges, if any, assessed with respect to or arising out of any income tax, estate tax, or Excise Tax due unless the Company delays the payment contemplated herein to the Executive or

(ii) any income tax or estate tax which would be owing by the Executive in the absence of the imposition of the Excise Tax.

(b) The Company shall have the right to contest, but the Executive shall have no duty to contest, the assessment of any such taxes, but in any event, the Executive agrees to cooperate in any contest the Company chooses to make provided the Company shall pay the costs of any such contest.

6. Assignment; Successors in Interest.

(a) General. Except with the prior written consent of the Executive,

(i) no assignment by operation of law or otherwise by the Company of any of its rights and obligations under this Agreement may be made other than to an entity in common control with or a successor to all or a substantial portion of the business of the Company (but then only if such entity assumes by operation of law or by specific assumption executed by the transferee and delivered to the Executive all obligations and liabilities of the Company under this Agreement);

(ii) no transfer by operation of law or otherwise by the Company of all or a substantial part of its business or assets shall be made unless the obligations and liabilities of the Company under this Agreement are assumed in connection with such transfer either by operation of law or by specific assumption executed by the transferee and delivered to the Executive; and

(iii) in any such event the Company shall remain liable for the performance of all of its obligations under this Agreement (which liability shall be a primary obligation for full and prompt performance rather than a secondary guarantee of collectibility of damages).

Except for any transfer or assignment of rights under this Agreement, in whole or in part, upon the death of the Executive to his heirs, devisees, legatees or beneficiaries or except with the prior written consent of the Company, no assignment or transfer by operation of law or otherwise may be made by the Executive of any of his rights under this Agreement.

(b) Binding Nature. This Agreement shall be binding upon the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees, beneficiaries and successors and assigns; shall inure to the benefit of the parties to this Agreement and their respective permitted legal representatives, heirs, devisees, legatees, beneficiaries and other permitted successors and assigns (and to or for the benefit of no other person or entity, whether an employee or otherwise, whatsoever); and any reference to a party to this Agreement shall also be a reference to a permitted successor or assign.

7. Arbitration.

(a) Except as provided in Section 7(d) below, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Austin, Texas, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

(b) The arbitrator(s) shall apply Texas law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in Texas for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c) The Executive understands that nothing in this Section modifies the Executive’s at-will employment status. Either the Executive or the Company can terminate the employment relationship at any time, with or without cause; provided, however, in such event, the provisions of this Agreement and the Employment Agreement shall still apply.

(d) THE EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. THE EXECUTIVE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE EMPLOYEE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER-EMPLOYEE RELATIONSHIP, INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

(i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

(ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE FAIR LABOR STANDARDS ACT, AND ANY SIMILAR TEXAS LAWS.

(iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

8. Miscellaneous.

(a) This Agreement may not be varied, altered, or changed except by instrument in writing executed by the parties hereto. The failure of any party to this Agreement at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same. No waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

(b) Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid but if any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality or enforceability of any such provisions in every other respect and of the remaining provisions of this Agreement shall not be impaired.

(c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas (without giving effect to any choice of law provisions) and enforceable in a court of competent jurisdiction in Travis County, Texas.

(d) This Agreement and any benefits accruing to Executive hereunder shall be supplemental and additional to any and all benefits accruing to Executive pursuant to the Employment Agreement and any and all stock option or stock award plans applicable to Executive.

(e) All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

(f) The Company and the Executive acknowledge that the Executive’s employment is and shall continue to be at-will, as defined under applicable law. If the Executive’s employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, the Employment Agreement or as may otherwise be established under the Company’s then existing employee benefit plans or policies at the time of termination.

(g) This Agreement shall terminate upon the date that all oblications of the parties hereto under this Agreement have been satisfied or, if earlier, on the date, prior to a Change of Control, the Executive is no longer employed by the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto set his hand as of the date and year first written above.

COMPANY

ENCORE MEDICAL CORPORATION

By:

Kenneth W. Davidson
Chief Executive Officer

EXECUTIVE